Exhibit 16.1

                  [LETTERHEAD] LIVINGSTON, WACHTELL & CO., LLP

                                                              September 13, 2004

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K Current Report dated September 13, 2004 of CLIXTIX, INC. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of CLIXTIX, INC. contained therein.

                                        Very truly yours,


                                        /s/ Livingston, Wachtell & Co., LLP

cc: Clixtix, Inc.

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